UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 2, 2026

CEVA, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-49842	77-0556376
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

15245 Shady Grove Road, Suite 400, Rockville, MD 20850
(Address of Principal Executive Offices, and Zip Code)

(240) 308-8328
Registrant’s Telephone Number, Including Area Code

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	CEVA	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

On June 2, 2026, Ceva, Inc. (the “Company”) held a virtual annual meeting of stockholders, at which the Company’s stockholders approved the following three proposals. The proposals are described in detail in the proxy statement for the annual meeting that the Company filed with the Securities and Exchange Commission on April 20, 2026, as supplemented by definitive additional materials filed on May 26, 2026.

Proposal 1: Election of Directors

The following directors were elected at the meeting to serve for a one-year term until the 2027 annual meeting of stockholders:

Name	Votes For	Votes Against	Abstentions	Broker Non-Votes
Bernadette Andrietti	17,950,281	955,562	12,369	3,196,620
Amir Faintuch	18,829,249	79,064	9,899	3,196,620
Jaclyn Liu	17,209,702	1,698,119	10,391	3,196,620
Maria Marced	18,087,677	820,145	10,390	3,196,620
Peter McManamon	18,240,611	667,701	9,900	3,196,620
Amir Panush	18,833,889	73,727	10,596	3,196,620
Louis Silver	18,108,742	798,267	11,203	3,196,620

Proposal 2: Compensation of the Named Executive Officers

The advisory vote to approve the Company’s named executive officer compensation was approved as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
9,497,742	9,405,918	14,552	3,196,620

Proposal 3: Ratification of Appointment of Independent Auditors

The selection of Kost Forer Gabby & Kasierer, a member of Ernst & Young Global, as independent auditors of the Company for the fiscal year ending December 31, 2026, was ratified as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
21,719,768	385,124	9,940	-

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CEVA, INC.
Date: June 3, 2026
	By:	/s/ Dotan Bar-Natan
	Name:	Dotan Bar-Natan
	Title:	Chief Legal Officer